EXHIBIT 1O (i)(A)

                               HEADS OF AGREEMENT


THIS AGREEMENT, dated December 20, 2001, is entered into between the following persons (together the "Parties"):

(1) PUMA ENERGY INC., a company incorporated under the laws of Florida, USA ("PUMA"); and

(2) H. GRUNEWALD & CO., GmbH, a company incorporated under the laws of Germany ("Grunewald").

INTRODUCTION

(A) Grunewald or its affiliate holds a 60% interest in Azergerneft, a limited liability company formed under the legislation of the Azerbaijan Republic (the "Company"), the remainder of the interests in which are held by the State Oil Company of the Azerbaijan Republic ("SOCAR").

(B) The Company was incorporated pursuant to an agreement between SOCAR and Grunewald (the "JV Contract") to carry out the rehabilitation of existing facilities in the Ramana Field Number 7 and all ancillary activities (the "Project") in accordance with its terms.

(C) The Company is seeking funds to carry out such rehabilitation and on August 14, 2001 Grunewald and PUMA signed a Letter of- Intent under which PUMA agreed to investigate the possibility of investing in the Company.

(D) The Parties now wish to record the circumstances under which PUMA will agree to make available funds to the Offshore Company which will in turn make available up to US$5 million to the Project.

IT IS NOW AGREED as follows:



                             ARTICLE I- DEFINITIONS

Article 1.01. Definitions

     Unless the context otherwise requires, terms used in this Agreement shall have the following meanings:

"Affiliate"                means,  with respect to any Person,  any other Person
                           that directly, or indirectly through one or more intermediaries, has Control, is under the Control of or is under common Control with that Person.


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"Agreement"                means  this   heads  of   agreement   including   its
                           Introduction and Annex.

"Company"                  is defined in Introduction (A).

"Control"                  means in respect of any entity, the ownership of more
                           than  fifty  percent of the  participatory  interests
                           (50%) authorised to vote at a general meeting, or the ability to pass or procure the passing of a decision
                           (whether by the casting of votes of otherwise) at a general meeting, or at any meeting of the executive or management body of such entity.

"Governmental"             means relating to the central  government of a state,
                           including any and all instrumentalities, branches and
                           administrative  and other  subdivisions of or in such
                           government,  and any and all executive and regulatory
                           bodies,    agencies,     departments,     ministries,
                           authorities  and  officials of or in such  government
                           that have the authority to govern,  regulate, levy or
                           collect  Taxes,   duties  or  other  charges,   grant
                           licenses  or permits or approve or  otherwise  affect
                           (whether  financially  or  otherwise),   directly  or
                           indirectly, activities of the Project or any Party's rights or obligations in respect of the Project, notwithstanding any change at any time or from time to time in structure, form or otherwise.

"JV Contract"              is defined in Introduction (B).

"JY Documents"             means the JV Contract and any charter  other  similar
                           foundation document of the Company together with all other documents required by the jurisdiction of formation in order to create the Company.

"Information"              means the terms and  conditions of this Agreement and
                           any    confidential   or   proprietary    information
                           (including  any plans,  drawings,  reports,  records,
                           scientific  and  technical  data,   notes  and  other
                           similar information) in written, oral or electronic form which a Party obtains pursuant to this Agreement or by virtue of its interest in the Project.

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 "Offshore Company"        means a limited  liability company to be formed under
                           the laws of Nevis or other acceptable jurisdiction to act as the funding vehicle as described in Section
                           4.01. Such company shall be joint venture owned equally by Gruenewalcl and Puma, except that Puma shall have the controlling vote in the event of tie vote on any matter.

"Parties"                  means the  parties to this  Agreement  together  with
                           their successors and permitted assignees.

"Person" means any physical person or any entity, including any successor or permitted assignee of such person or entity.

"Project"                  is defined in Introduction (B).

"Project Agreements"       means the IV Documents, the Rehabilitation Activities
                           Plan and the IV Contract.

"Rehabilitation
Activities Plan"           means a plan for carrying out of the Project.

"Taxes"                    duties,  customs,  imposts,  contributions  (such  as
                           social fund and compulsory medical insurance contributions), fees, assessments or other similar charges payable to or imposed by any government or Governmental authority (whether at central, regional or local level), together with interest, penalties and fines (including financial sanctions and administrative penalties) with respect thereto, imposed by or in Azerbaijan on the Project and its income (whether such taxes are paid by the Company or its owners). and "Tax" shall mean any of the foregoing.

Article 1.02. Interpretation

          In this Agreement except where the context otherwise requires:

(a)  words denoting the singular include the plural and vice versa;

(b) references to a specific Article or Introduction shall be construed as a reference to that specified Article or Introduction of this Agreement;

(c) the headings and the Table of Contents are inserted for convenience of reference only and shall not effect the interpretation of this Agreement;


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(d)  the word "including" shall be read as including without limitation;

(e) references to writing shall include any method of reproducing words in a legible and non transitory form;

(f) references to any statute or statutory provision shall include references to such statute or statutory provision as amended, modified, re-enacted or replaced from time to time; and

(g) references to any document or agreement shall include references to such document or agreement as amended, modified, reenacted, or replaced from time to time.


                   ARTICLE II- REPRESENTATIONS AND WARRANTIES

Article 2.01. Representations and Warranties of the Parties

     Each of the Parties represents and warrants to each other Party that:

(a) it is duly organized under the laws of the jurisdiction of its formation and it has the corporate and legislative power and authority to enter into and perform its obligations under this Agreement and that all necessary
Governmental, corporate, shareholder and other action has been taken to authorize the execution, delivery and performance of this Agreement;

(b) the execution and delivery of, the performance of its obligations under, and the discharge of its liabilities in compliance with the provisions of, this Agreement will not:

     (i) contravene any existing applicable law, statute, rule, regulation, judgement, decree or permit to which it is subject;

     (ii) conflict with, or result in the breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or is subject or by which it or any of its property is bound;

     (iii)contravene  or  conflict   with  any   provision  of  its   foundation
     documents; or

     (iv) result in the imposition of a lien or encumbrance on any of its assets or property;

(c) this Agreement has been duly authorised and executed by it and constitutes legal, valid and binding obligations of such Party enforceable against such Party in accordance with its terms;

(d) no authorization, approval or other action by, and no notice to or filing with, any Governmental authority or regulatory body is required for the execution, delivery or performance of this Agreement;

(e) no approval or authorization is required for any of the activities contemplated by this Agreement by virtue of its entering into and performing this Agreement;


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(f) neither it not its property enjoy any rights of immunity from suit,  set-off or attachment or execution of judgement in respect of its obligations and liabilities under this Agreement; and

(g) there exist no litigation or claim which would prohibit or impair it from entering into or performing this Agreement.

Article 2.02. Further Representations and Warranties of the Parties.

     Each Party hereby represents and warrants to the other that all Information which has been made available in connection with this Agreement or the activities to be undertaken pursuant to this Agreement:

     (a) is complete and accurate and all assumptions on which such Information is based and opinions expressed in such Information are reasonable;

     (b) does not contain any untrue or misleading statement or omit any material fact; and

     (c)  has been prepared in good faith and in a prudent and competent manner.

     Article 2.03. Inducement

     Each Party acknowledges that it has made the representations and warranties contained in this Article II with the intention of inducing each other Party to enter into this Agreement and that each such other Party has entered into this Agreement on the basis of, and in full reliance on, each of such representations and warranties.

                           ARTICLE III- DUE DILIGENCE

Article 3.01. Co-operation

(a) Grunewald shall procure that the Company shall permit PUMA to complete its legal, operational, financial and Tax due diligence on the Company and its activities including the audit described in Exhibit 4.02(a) and render PUMA every assistance in obtaining Information in respect of such due diligence.

(b)  Such due diligence shall be completed on or before March 31, 2002.

                           ARTICLE IV- FUNDING METHODS

Article 4.01. The Offshore Company

(a) Upon execution of this Agreement, PUMA shall cause to be formed a subsidiary in Azer baijan ("PUMA AZ") to acquire the Company interest, and the Offshore Company. The PUMA subsidiary shall be owned 100% by PUMA. The Offshore Company shall be owned 50% by PUMA AZ, and 50% by Grunewald.


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(b)  Each of PUMA AZ and  Grunewald  shall  appoint  one member to the  Offshore
Company governing board. In the event of a deadlock between such member, PUMA AZ may appoint a third member to the Board.

(c) Upon satisfaction of all conditions to this Agreement, there shall be held a closing (the "Closing") at which PUMA will provide a funding commitment to the Offshore Company equal to USD 5 million through December 31, 2004. Drawdowns of committed funds shall be timed to coincide with budgeted expenditures on the Project.

(d) All funding for the benefit of the Company shall be made by and through the Offshore Company, and the shares of the Parties' revenues in the Company shall be paid to the Offshore Company for further distribution to the Parties. PUMA AZ shall receive a return on the funds it invests in or loans to the Offshore Company, and Grunewald shall receive a return on all amounts it documents as owed to (Grunewald by the Company or as further invested in or loaned to the Offshore Company. Such payments shall be applied one-third to Grunewald and two-thirds to Puma until all amounts have been repaid. Such returns shall bear interest at the rate of three month LIBOR, reset monthly, plus 5%. After all returns have been made, revenue shall be distributed to the Parties in proportion to their percentage interest in the Company.

(e) The Offshore -Company will handle all contracting and supervise all work to be performed on the Project for the Parties.

Article 4.02 Acquisition of Company Interest

(a) As a condition to Closing, a fair market valuation of the oil and gas reserves of the Proj - ect shall have been conducted as of December 31, 2001 by Gaffney Cline & Associates on the premise of the relationships described herein and the conditions precedent hereto, and such re serve values shall be carried forward in a financial audit of the Company as of such date to be performed by an international accounting firm chosen by the Parties. Fair market value is defined as the price that would be paid by a willing buyer to a willing seller. The valuation of the Com pany, including the reserves, shall determine the fair market value of the Company. If Gaffney Cline's estimates are unacceptable to either Grunewald or Puma, an arbitration process will be established wherein a third party will resolve the differences.

(b) Based upon the value of the Company so determined, including all indebtedness payable to any party, PUMA shall have the right to purchase from Grunewald an interest in the Company equal to a minimum of a 30% Joint Venture Interest and a maximum of a 42% Joint Venture Interest. In the event Grunewald cannot directly convey a Joint Venture Interest, PUMA shall have the right as an alternative to acquire ownership of Grunewald equal to a minimum of 50% and a maximum of 70% of Grunewald). The determination whether Grunewald can convey a direct Joint Venture interest shall be made if possible before March 31, 2002.

(c) The purchase price for Grunewald's interest in the Joint Venture (or for Grunewald) shall be payable in full in cash at the Closing. Alternatively, if the Parties so agree, all or part of the purchase price may be paid in the common stock of PUMA.

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(d)  The Parties shall  control a majority of the  governing  board of the Joint
Venture and shall comply in all respects with the Joint Venture Agreement.


                     ARTICLE V - OTHER CONDITIONS PRECEDENT

Article 5.01 Other Conditions Precedent

(a) Legal Documentation: each of the Project Agreements shall be in effect and valid, legal and binding and enforceable in accordance with its terms.

(b) Unpaid Royalties and Taxes: the Company shall have delivered to PUMA evidence, in form and substance satisfactory to PUMA, that any outstanding Tax liability (including any fine or penalty) with~ any national ~or local Tax authority will be included in the audited financial statements.

(c) Oil Sales: Grunewald shall have delivered to PUMA evidence, in form and substance satisfactory to PUMA, that the status of all executed petroleum sales with the Azerbaijan Repub lic, including reaching an appropriate agreement for 'making up' approximately 40,000 tonnes of 'World Market Share' petroleum previously classified as 'Local Market Share' petroleum, shall be resolved in the valuation.

(d) Accounting and Administrative Procedures: the Company shall have introduced and be implementing through the Offshore Company the accounting and administrative procedures specified in the JV Contract to the satisfaction of PUMA and PUMA shall be satisfied with the level of commitment to such procedures demonstrated by the Company and its owners.

(e) Rehabilitation Activities Plan: the Offshore Company shall have prepared and decided to introduce the Rehabilitation Activities Plan in form and substance satisfactory to PUMA.

(f) No Adverse Change: until the date of initial funding of PUMA's commitment, nothing shall have occurred which:

     (i) is likely to have a material adverse effect on the rights or remedies of PUMA or on the ability of the Company, Grunewald or SOCAR to perform their respective obli gations under any of the Project Agreements; and

     (ii) in the opinion of PUMA, may have an adverse material effect on the business, condition (financial or other), results of operations, operations, property, assets, liabilities or prospects of the Company or the Guarantors.


                              ARTICLE VI- EXPENSES

Article 6.01 Responsibility

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     Each of the Parties shall be responsible for all expenses incurred by it in connection with entry into and performance of this Agreement including, legal, travel and other out-of-pocket expenses. The Parties shall equally divide the costs of the audit and will negotiate in good faith regarding the sharing of the costs of the valuation, giving credit to work previously commis sioned by Grunewald and delivered to Gaffney, Cline & Associates, all as described in
Article 4.02(a).

                           ARTICLE VII- MISCELLANEOUS

Article 7.01 Assignment

     No Party shall assign or otherwise transfer all or any part of its rights or obligations under this Agreement without the prior written consent of the other Parties except that Puma and its permitted assignees shall have the right to assign or otherwise transfer to an Affiliate without consent.

Article 7.02 Notices

     Any notice or other communication to be given or made under this Agreement shall be in writing. Such notice or other communication shall be deemed to have been duly given or made when it is delivered by hand, airmail, or fax to the Party to which it is required or permitted to be given or made at such Party's address specified below:

     For: Puma Energy, Inc.
     Attention:              Mr. Edward Blessing
                             1600 Three Lincoln Centre
                             5430 LBJ Freeway
                             Dallas, Texas
                             USA 75240-2605

     Tel:                    +1 972 663-9400
     Fax:                    +1 972 663-9395

     For: Grunewald
     Attention:              Heinrich Grunewald
                             Grosse Elbstrasse 131
                             D-2276 Hamburg, Germany

     Tel:                    +49 40 3068000
     Fax:                    +49 40 388745

Article 7.03 Illegality

     Each of the provisions contained in this Agreement shall be severable and distinct from one another and if at any time any one or more such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of each of the remaining provisions of this Agreement shall not in any way be affected prejudiced or impaired thereby.

Article 7.04 Amendments

     No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Party from the provisions of the Agreement, shall in any event be effective unless the same shall be in writing and signed by the Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

Article 7.05 English language

     All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by a representative of the relevant Party.

Article 7.06 Arbitration and Jurisdiction

(a) All Disputes which cannot be amicably settled, shall be exclusively and finally settled by arbitration. In the event that an amicable settlement is not achieved within thirty (30) days after receipt of written notice of Dispute by any Party from any other Party, then any disputant may submit the Dispute to arbitration by notice to the other Parties to the Dispute.

(b) Except as otherwise provided in this Article 7.06, the arbitration proceedings shall be conducted by three (3) arbitrators in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law (IJ7NCITRAL), as in existence on the effective date of this Agreement. Notwithstanding the foregoing provisions of this Article 7.06, only one (1) arbitrator shall be used if all disputants unanimously agree to use only one (1) arbitrator.

(c) Unless otherwise expressly agreed by the disputants, the arbitrators shall be appointed in accordance with the procedure set forth in the Arbitration Rules specified in Article 8.06(b); provided, however, that the appointing authority under the said Rules is hereby agreed to be the then President of the Stockholm Chamber of Commerce.

(d)  Unless otherwise expressly agreed in writing by all disputants:

     (i) the arbitration proceedings shall be held in Stockholm, Sweden, and shall be conducted in the English language;

     (ii) the  arbitrator(s)  shall be fluent in the English  language and shall
     remain  at  all  times  wholly  independent,   impartial,  and  financially
     disinterested;

     (iii)only the English language text of this Agreement shall be used by the arbitrators;

     (iv) the costs of the arbitration proceedings (including the disputants' legal fees and costs) shall be borne in the manner determined by the arbitrator(s);

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     (v)  the  decision  of the  sole  arbitrator  or all or a  majority  of the arbitrators, as the case may be, shall be reduced to writing; shall be final and binding without the right of application or appeal on any question of law or otherwise, or the necessity of being confirmed by any court; shall be the sole and exclusive remedy regarding any Dispute presented to the arbitrators; shall be made and promptly paid in US Dollars, free of any deductions or offsets; and any costs and fees incidental to enforcing the award shall, to the maximum extent permitted, be charged to the Party or Parties (as the case may be) resisting such enforcement;

     (vi) judgement upon the award may be entered in any court having jurisdiction over the person or assets of any Party (as the case may be) owing the judgement, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be;

     (vii)each Party for the Purposes of allowing such arbitration and the enforcement and execution of any arbitration decision, award, issuance of any attachment, provisional remedy or other pre-award remedy, hereby waives any and all claims to or defenses of immunity, including claims or defenses of sovereign immunity;

     (viii) the arbitrators shall not have the power to award any consequential loss or damage, punitive damages or exemplary damages;

     (ix) the award shall include interest from the date of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at the interest rate determined by the arbitrator(s) or at the maximum rate permitted by law, whichever is lesser;

     (x) whenever the disputants are of more than one citizenship, the single arbitrator or the presiding arbitrator, as the case may be, shall not be of the same citizenship as any of the disputants;

     (xi) the arbitration shall proceed in the absence of any disputant who, after due notice, fails to answer or appear. An award shall not be made solely by reason of a disputant's absence or failure to participate in the arbitration, but the arbitrator(s) shall require the disputant(s) who is present to submit such evidence as the arbitrator(s) may reasonably require to make an award;

     (xii)if an arbitrator should die, withdraw, or otherwise become incapable of serving, or refuse to serve, a successor arbitrator shall be selected and appointed in the same manner as the original arbitrator; and

     (xiii) each Party waives any and all requirements of any applicable laws relating to notice of demand for interest or damage for the loss of use of funds.

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Article 7.07. Governing Law

     This Agreement shall be governed by and construed in accordance with the substantive laws of England and Wales, without reference to choice of law principles.

Article 7.08. Confidentiality

(e) No Party shall, until (5) years after this Agreement has expired or terminated, without prior written consent of each of the other Parties, disclose any Information to any Person.

(f) For the purposes of the provisions of this Article 7.08, the consent specified by Article 7.08(a) shall not be required for disclosure of Information to:

     (i) the directors, officers and employees or the shareholder, owner or Affiliate of the Party concerned;

     (ii) the Persons professionally engaged by the Party concerned; and

     (iii)the relevant Governmental, legislative, administrative or judicial authorities of the Parties or their Affiliates concerned or any relevant stock exchange authority to the extent the Information is required or requested to be disclosed; and

     (iv) relevant financing institutions, investors or potential assignees, provided that:

          (A) any disclosure of Information by the relevant Party must be justified by a reasonable need-to-know on the part of any such Person to whom the disclosure is made;

          (B)  in the case of Article  7.08(b)(i)  the relevant  Party shall use

          (C) Persons referred to in Article 7.08(b)(ii) and (iv) shall be required by such Party to first agree in writing with such Party to be bound by confidentiality provisions that are no less stringent than those contained in this Article 8.08 and provided further that such Party shall use reasonable efforts to secure compliance with such undertaking.

(g) No Party shall be required to obtain the prior consent of any other Party in respect of the disclosure to another Person of Information which:

     (i) becomes generally available to the public other than by reason of a breach of this Agreement;

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     (ii) is already  known by the relevant  Party at the time of its receipt or acquisition pursuant to this Agreement or is subsequently independently developed by the relevant Party; or

     (iii)subsequently lawfully acquired by the relevant Party without any obligation to maintain the confidential nature of the Information to a Person who is not a Party to this Agreement.

(h) No Party shall issue or make any public announcement or statement regarding this Agreement or the Project unless prior to such announcement or statement such Party furnishes to each of the other Parties a copy of such announcement or statement and obtains the prior approval of each other Party as provided in
Article 7.08(a).

(i) With respect to matters that have been previously disclosed by any other Party, each Party may make disclosures in securities analysts meetings, in annual reports, employee and stockholder newsletters, magazines and the like of summarizations of a general nature relating to the Project which are customarily or routinely described or reported in such analysts meeting or publications.

(j) Nothing in this Agreement shall be deemed to grant to any Party a license or other rights under any existing or future intellectual property rights owned or controlled by any other Party or the right to use any patents, copyrights, and other intellectual property of any other Party in any operations, including joint venture operations in which such Party or any Affiliate has an interest.

Article 7.09. Obligations Several

     The rights, duties, obligations and liabilities of the Parties are several and not joint or collective. It is not the intention of the Parties to create, nor shall this Agreement create, any partnership, trust, or association, or to authorize any Party to act as an agent, servant, or employee for any other Party for any purpose whatsoever except as may be expressly set out in this Agreement. In their relations with each other under this Agreement, the Parties are not, and are not to be considered, fiduciaries.

Article 7.10. Entirety of the Agreement

     This Agreement supersedes all prior agreements, written or oral, among the Parties with respect to the subject matter of this Agreement.

Article 7.11. No Third Party Rights

     This Agreement is not intended to, and does not, create any right of any person and is not enforceable by any person who is not a party to this Agreement. This Article is intended to exclude, without limitation, all such rights as may otherwise arise pursuant to the Contracts (Rights of Third Parties) Act of 1999.

                            ARTICLE VIII -TERMINATION

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Article 8.01 Date

(a) This Agreement shall terminate on June 30, 2002, if all conditions set forth herein have not been satisfied, and shall be superceded by the provisions of the IV Documents and the Off shore Company governing documents, provided that the provisions of Articles V, VI, 7.06 7.07 and 7.08 shall survive termination.



                          * * * SIGNATURES FOLLOW* * *



THE PARTIES, acting through duly authorised representatives, have caused this Agreement to be signed in their respective names on the date first above written.

                                                H. Grunewald & Co. GmbH



                                                By:  /s/ H. Grunewald
                                                   ------------------
                                                   Heinrich Grunewald


                                                PUMA ENERGY, INC.



                                                By: /s/ Edward W. Blessing
                                                   ------------------------
                                                   Edward W. Blessing, President